AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1999
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PHARMACIA & UPJOHN, INC.
               (Exact Name of Company as Specified in its Charter)
               DELAWARE                                  98-0155411
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)
                                  ------------
           95 CORPORATE DRIVE                             08807-0995
        BRIDGEWATER, NEW JERSEY                           (Zip Code)
(Address of principal executive offices)

                PHARMACIA & UPJOHN, INC. LONG TERM INCENTIVE PLAN
                PHARMACIA & UPJOHN, INC. EQUITY COMPENSATION PLAN
                            (Full title of the plans)
                            RICHARD T. COLLIER, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            PHARMACIA & UPJOHN, INC.
                               95 CORPORATE DRIVE
                       BRIDGEWATER, NEW JERSEY 08807-0995
                     (Name and address of agent for service)
                                 (908) 901-8000
          (Telephone number, including area code, of agent for service)
                                  ------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
              TITLE OF SECURITIES                AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE
                TO BE REGISTERED                REGISTERED (1)           SHARE (2)              PRICE (2)               (2)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value, together
  with attached rights to purchase Partici-
  pating Preferred Stock......................  2,000,000 shares       $50.25                 $100,500,000           $27,939.00
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers shares of Common Stock of Pharmacia & Upjohn, Inc. and the attached rights to Purchase Participating Preferred Stock which may be offered or sold pursuant to the Pharmacia & Upjohn, Inc. Long Term Incentive Plan and Pharmacia & Upjohn, Inc. Equity Compensation Plan. 900,000 shares are being registered pursuant to the Pharmacia & Upjohn, Inc. Long Term Incentive Plan and 1,100,000 shares are being registered pursuant to the Pharmacia & Upjohn, Inc. Equity Compensation Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Pharmacia & Upjohn, Inc. Common Stock on September 9, 1999, as reported on the New York Stock Exchange, Inc.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the United States Securities and Exchange Commission (the "Commission") by Pharmacia & Upjohn, Inc. (the "Company") (File No. 1-11557) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

1.   The Company's  Annual  Report on Form 10-K for the year ended  December 31,
     1998;

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

3. The Company's Current Reports on Form 8-K, as filed on July 1, 1999, July 30, 1999, August 17, 1999 and September 8, 1999;

4. The Company's Long Term Incentive Plan, attached as exhibit 10(g) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

5. The Company's Equity Compensation Plan, attached as exhibit 99.1 to the Company's Registration Statement on Form S-8 filed on March 22, 1999;

6. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated October 24, 1995; and

7. The description of the Stockholder Protection Rights Agreement dated as of March 4, 1997, between the Company and First Chicago Trust Company of New York, and the related right to purchase Participating Preferred Stock, contained in the Company's Registration Statement on Form 8-A dated March 5, 1997.

         All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Independent Accountants

         The financial statements of Pharmacia & Upjohn incorporated in this Registration Statement by reference to Pharmacia & Upjohn's Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. With respect to the unaudited financial information of Pharmacia & Upjohn, Inc. for the three-month and six-month periods ended March 31, 1999 and June 30, 1999 incorporated by reference in this Registration Statement,

PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information.
However, their separate reports dated April 27, 1999 and July 23, 1999 incorporated by reference herein states that they did not audit and they do not express an opinion on the unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Certificate of
Incorporation and By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into Indemnification Agreements with its executive officers and directors. The Company has also purchased and maintained insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8.  EXHIBITS.

EXHIBIT NUMBERS               EXHIBIT

4.1            Restated Certificate of Incorporation of Pharmacia & Upjohn, Inc.
               (incorporated by reference to Exhibit 4.1 of Pharmacia & Upjohn, Inc.'s Registration Statement on Form S-8 filed May 3, 1996).

4.2 Amended Bylaws of Pharmacia & Upjohn, Inc. (incorporated by reference to Exhibit (3)(ii) of Pharmacia & Upjohn's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

5.1            Opinion of Sullivan & Cromwell.

15             Awareness  Letter  from   PricewaterhouseCoopers  LLP  concerning
               unaudited interim financial information.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Sullivan & Cromwell (included as part of Exhibit 5.1).

24             Power of Attorney (included as part of the signature page).

99.1 Pharmacia & Upjohn, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10(g) to Pharmacia & Upjohn, Inc.'s Form 10-K for the year ended December 31, 1997).

99.2 Pharmacia & Upjohn, Inc. Equity Compensation Plan (incorporated by reference to Exhibit 99.1 to the Pharmacia & Upjohn, Inc.'s Registration Statement on Form S-8 filed on March 22, 1999).

99.3 Amendment of Pharmacia & Upjohn, Inc. Long Term Incentive Plan, dated August 27, 1999.

99.4 Amendment of Pharmacia & Upjohn, Inc. Equity Compensation Plan, dated August 27, 1999.

ITEM 9.  UNDERTAKINGS.

         The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the  prospectus  any  facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, State of New Jersey on September 10, 1999.

                                                 PHARMACIA & UPJOHN, INC.


                                                 By:  /s/ Fred Hassan
                                                      -------------------------
                                                 Name:  Fred Hassan
                                                 Title: President and Chief
                                                        Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

         The undersigned directors and officers of Pharmacia & Upjohn, Inc. do hereby constitute and appoint Fred Hassan, Christopher Coughlin and Richard Collier, and each of them, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person or persons may deem necessary or advisable to enable Pharmacia & Upjohn to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

NAME                        TITLE                              DATE
----                        -----                              ----

/s/ Fred Hassan             President and Chief Executive     September 10, 1999
-------------------------   Officer
Fred Hassan

/s/ Christopher Coughlin    Executive Vice President and      September 10, 1999
-------------------------   Chief Financial Officer
Christopher Coughlin        (Principal Financial Officer)

/s/ Robert G. Thompson      Senior Vice President (Principal  September 10, 1999
-------------------------   Accounting Officer)
Robert G. Thompson

/s/ Richard H. Brown        Director                          September 10, 1999
-------------------------
Richard H. Brown

/s/ Frank C. Carlucci       Director                          September 10, 1999
-------------------------
Frank C. Carlucci

/s/ Gustaf A.S. Douglas     Director                          September 10, 1999
-------------------------
Gustaf A.S. Douglas

/s/ M. Kathryn Eickhoff     Director                          September 10, 1999
-------------------------
M. Kathryn Eickhoff

/s/ J. Soren Gyll           Director                          September 10, 1999
-------------------------
J. Soren Gyll

/s/ Berthold Lindqvist      Director                          September 10, 1999
-------------------------
Berthold Lindqvist

/s/ Olof G. Lund            Director                          September 10, 1999
-------------------------
Olof G. Lund

/s/ C. Steven McMillan      Director                          September 10, 1999
-------------------------
C. Steven McMillan

/s/ William U. Parfet       Director                          September 10, 1999
-------------------------
William U. Parfet

/s/ Ulla B. Reinius         Director                          September 10, 1999
-------------------------
Ulla B. Reinius

/s/ Bengt Samuelsson        Director                          September 10, 1999
-------------------------
Bengt Samuelsson

                                INDEX TO EXHIBITS


EXHIBIT NUMBERS                                  EXHIBIT
---------------                                  -------

4.1            Restated Certificate of Incorporation of Pharmacia & Upjohn, Inc.
               (incorporated by reference to Exhibit 4.1 of Pharmacia & Upjohn, Inc.'s Registration Statement on Form S-8 filed May 3, 1996).

4.2 Amended Bylaws of Pharmacia & Upjohn, Inc. (incorporated by reference to Exhibit (3)(ii) of Pharmacia & Upjohn's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

5.1            Opinion of Sullivan & Cromwell.

15             Awareness  Letter  from   PricewaterhouseCoopers  LLP  concerning
               unaudited interim financial information.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Sullivan & Cromwell (included as part of Exhibit 5.1).

24             Power of Attorney (included as part of the signature page).

99.1 Pharmacia & Upjohn, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10(g) to Pharmacia & Upjohn, Inc.'s Form 10-K for the year ended December 31, 1997).

99.2 Pharmacia & Upjohn, Inc. Equity Compensation Plan (incorporated by reference to Exhibit 99.1 to the Pharmacia & Upjohn, Inc.'s Registration Statement on Form S-8 filed on March 22, 1999).

99.3 Amendment of Pharmacia & Upjohn, Inc. Long Term Incentive Plan, dated August 27, 1999.

99.4 Amendment of Pharmacia & Upjohn, Inc. Equity Compensation Plan, dated August 27, 1999.